UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 17, 2010
TeleTech Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-11919	84-1291044

(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

9197 S. Peoria Street, Englewood, Colorado	80112

(Address of Principal Executive Offices)	(Zip Code)
(303) 397-8100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.
     On February 18, 2010, the Board of Directors of TeleTech Holdings, Inc. (“TeleTech”) approved a form of indemnification agreement (the “Indemnification Agreement”) to be entered into with each current and future director of TeleTech (each an “Indemnitee”). The Indemnification Agreement generally provides that, subject to certain conditions, limitations and exceptions, (i) TeleTech will indemnify and hold harmless the Indemnitee to the fullest extent permitted by the General Corporation Law of the State of Delaware from expenses and liabilities incurred by the Indemnitee in connection with third party and derivative legal actions brought against the Indemnitee as a result of his or her service to TeleTech; (ii) TeleTech is required to advance all covered expenses incurred by the Indemnitee in a proceeding covered by the Indemnification Agreement; and (iii) to the extent indemnification is not available in any proceeding in which the Indemnitee is jointly liable with TeleTech, there is a right of contribution from TeleTech based on the relative benefits received by TeleTech and the Indemnitee with respect to the transaction from which the proceeding arose. This summary of the terms of the Indemnity Agreement is qualified in its entirety by reference to the form of Indemnification Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.02.	Results of Operations and Financial Condition.
     On February 22, 2010, TeleTech issued a press release announcing financial results for the quarter and year ended December 31, 2009.
     A copy of the February 22, 2010 press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.
     In accordance with General Instruction B.2 of Form 8-K, the information contained in this Item 2.02 and attached Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such a filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     At a meeting of the Compensation Committee (the “Committee”) of the Board of Directors of TeleTech held on February 17, 2010, the Committee approved an amendment (the “Amendment”) to the Company’s form of Restricted Stock Unit Agreements (the “RSU Agreements”) governing the restricted stock units currently outstanding and held by TeleTech’s executive officers, including Kenneth D. Tuchman, James E. Barlett, John R. Troka, Jr., Gregory G. Hopkins, Michael M. Jossi and Carol Kline. Section 3A(a) of each of the RSU Agreements will be amended in order to address an ambiguity in such RSU Agreements and clarify that all unvested restricted stock units held by such executive officers will immediately vest on the effective date of a change in control of TeleTech.
     A copy of the form of Amendment, as approved, is attached hereto Exhibit 10.2 and is incorporated herein by reference.
     In addition, the Committee approved a new form of Restricted Stock Unit Agreement, which is attached hereto as Exhibit 10.3 and is incorporated herein by reference, to conform the form of Restricted Stock Unit Agreement to reflect the change set forth in the Amendment.

Item 7.01. Regulation FD Disclosure.
     On February 22, 2010, TeleTech issued a press release announcing that TeleTech’s Board of Directors approved an increase of $25.0 million in the funding available for share repurchases pursuant to TeleTech’s previously announced share repurchase program. Repurchases under the program may continue to be made through open market purchases or private transactions, in accordance with applicable federal securities laws, including Rule 10b-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The timing of any repurchases and the exact number of shares of common stock to be purchased will be determined by TeleTech’s management, in its discretion, and will depend upon market conditions and other factors.
     A copy of the Press Release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
     In accordance with General Instruction B.2 of Form 8-K, the information contained in this Item 7.01 and attached Exhibit 99.2 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such a filing.
Item 8.01. Other Events.
     On February 18, 2010, the TeleTech’s Board of Directors determined that its annual meeting of stockholders will take place at its corporate headquarters on May 27, 2010. The Board has set March 29, 2010 as the record date for the determination of stockholders entitled to vote at the annual meeting.
Item 9.01. Financial Statements and Exhibits.
(d)           Exhibits.

Exhibit No.	Exhibit

10.1	Form of Indemnification Agreement with Directors

10.2	Form of Amendment to Restricted Stock Unit Agreement

10.3	Form of Restricted Stock Unit Agreement

99.1	Press Release dated February 22, 2010

99.2	Press Release dated February 22, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 22, 2010

TELETECH HOLDINGS, INC. (Registrant)
By:	/s/ Kenneth D. Tuchman
	Name:	Kenneth D. Tuchman
	Title:	Chief Executive Officer

TELETECH HOLDINGS, INC.
EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Form of Indemnification Agreement with Directors

10.2	Form of Amendment to Restricted Stock Unit Agreement

10.3	Form of Restricted Stock Unit Agreement

99.1	Press Release dated February 22, 2010

99.2	Press Release dated February 22, 2010